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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-6397) and related Prospectus of UROHEALTH Systems, Inc. for the registration of 9,577,661 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the financial statements of X-Cardia Corporation included in its Current Report on Form 8-K/A dated March 15, 1997, as amended.


                                          /s/ ERNST & YOUNG LLP
                                          ----------------------------
                                              ERNST & YOUNG LLP

Palo Alto, California

April 23, 1997